PrimeCare Relocates New York Headquarters to Virginia

FOR IMMEDIATE RELEASE

Newport News, VA — October 27, 2010 — PrimeCare Systems, Inc., (OTCBB:PCYS) announced today that it has relocated its corporate headquarters office from Elmsford, New York to Newport News, Virginia.  The corporate offices are now co-located with the company's administrative, technical, and operational facilities in Newport News at the following address:

PrimeCare Systems, Inc.

610 Thimble Shoals Blvd.

Suite 402-A

Newport News, VA

Telephone:

757.591.0323

Fax:

757.591.0338

Correspondents should address all communications with the company to the address shown above.

About PrimeCare Systems, Inc.:

PrimeCare Systems, Inc, has its corporate, technical and administrative offices in Newport News, Virginia. Incorporated originally as a private company, and traded publically since January, 2008, PrimeCare Systems, Inc., has developed, owns, maintains, updates, expands and markets the PrimeCare Patient Management System, Version Nine, (the Version Nine System) and several related Internet sites that use various sections of the Version Nine System. For more information about the company, visit the corporate web site at http://www.pcare.com. The Version Nine System is marketed in South America by Telemédica SLR, a company based in Argentina. Telemédica is the exclusive marketing agent for the Version Nine System within the free trade association known as Mercosur, whose members are Argentina, Brazil, Chile, Paraguay and Uruguay.

A Safe Harbor Statement:

The statements that are not historical facts contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and PrimeCare Systems, Inc., intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements include predictions, estimates and other statements that involve a number of risks and uncertainties any, or all, of which could cause actual results to differ materially from any future performance suggested herein. While this outlook represents the current judgement of PrimeCare Systems, Inc., on the future direction of the business, such risks and uncertainties may individually, or mutually, impact the matters herein described, including but not limited to product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors, which are outside the control of PrimeCare Systems, Inc., as well as those risks and uncertainties detailed in the Company's Security and Exchange Commission filings.

PrimeCare Technical Contact

PrimeCare Systems, Inc.

W. Jördan Fitzhugh, Executive Vice President

PrimeCare Systems, Inc.

610 Thimble Shoals Blvd, Suite 402

Newport News, VA 23606

800-774-7897

Endnotes